As filed with the Securities and Exchange Commission on
March 7, 1995       Registration No. 33-

- -----------------------------------------------------------
- -----------------------------------------------------------

         SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C. 20549
                  ------------------------
                      FORM S-3
               REGISTRATION STATEMENT
                        UNDER
             THE SECURITIES ACT OF 1933
                 --------------------------
           Harnischfeger Industries, Inc.
(Exact name of registrant as specified in its charter)

     Delaware                    39-1566457
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification No.)


                 13400 Bishops Lane
            Brookfield, Wisconsin  53005
                   (414) 671-4400

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive
offices)
                  K. Thor Lundgren
Executive Vice President for Law and Government Affairs
                 13400 Bishops Lane
            Brookfield, Wisconsin  53005
                   (414) 671-4400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
             ---------------------------
                    Copies to:

              Robert S. Osborne, P.C.
                 Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois 60601

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/

               ------------------------------
           CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------
- ----------------------------------
- -----------------------------------------------------------
- ----------------------------------
                              Proposed Maximum    Proposed
Maximum
Title of Shares       Amount to         Aggregate Price
Aggregate Offering  Amount of
to be Registered    be Registered     Per Share
Price             Registration Fee
- -----------------------------------------------------------
- -----------------------------------
Common Stock $1.00
par value      2,000,000 shares    $27 3/8 (1)
$54,750,000 (1)         $18,879.31
- -----------------------------------------------------------
- -----------------------------------
Preferred Stock
Purchase Rights     2,000,000 rights         (2)
(2)            (2)
- -----------------------------------------------------------
- ------------------------------------
- -----------------------------------------------------------
- ------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, based upon the high and low sales price of the Common Stock on the New
     York Stock Exchange as reported in the consolidated reporting system as of March 6, 1995.

(2) Preferred Stock Purchase Rights are evidenced by certificates for shares of the Common Stock and automatically trade with such Common Stock. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

     The registrant hereby amends this Registration
Statement on such date or dates as may be necessary to
delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
- -----------------------------------------------------------
- -----------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PRELIMINARY PROSPECTUS DATED MARCH 7, 1995
                SUBJECT TO COMPLETION



                  2,000,000 Shares
           Harnischfeger Industries, Inc.
                    Common Stock

             ------------------------------


     This Prospectus covers the sale from time to time of
2,000,000 issued and outstanding shares (the  Shares ) of
Common Stock, $1.00 par value, of Harnischfeger Industries,
Inc. (the  Company ) by Trimark Select Growth Fund and
Trimark Fund (the  Selling Stockholders ).  See  Selling
Stockholders.   The Company will not receive any proceeds
from the sale of the Shares.

     The Shares will be sold from time to time by the Selling Stockholders in one or more ordinary brokerage transactions on the New York Stock Exchange or the Pacific
Stock Exchange at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions). The Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration
Statement under which it is filed. The expenses so payable by the Company are estimated to be approximately $46,000.

     The Common Stock is listed on the New York Stock
Exchange and the Pacific Stock Exchange under the symbol
HPH. On March 6, 1995, the last reported sales price of the Common Stock on the New York Stock Exchange was $27 1/2 per share.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR
     DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

          ----------------------------------

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

          ----------------------------------

The date of this Prospectus is __________ ___, 1995

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act ), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the Commission ).
Such reports, proxy statements and other information filed by the Company with the Commission can be inspected, and copies may be obtained, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates, as well as the following
Regional Offices of the Commission:  Seven World Trade
Center, New York, New York  10048; and Citicorp Center, 500
West Madison Street, Suite 1400, Chicago, Illinois  60661-
2511. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New
York, New York  10005, and the Pacific Stock Exchange,
Inc., 233 South Beaudry Street, Los Angeles, California
90012 and 301 Pine Street, San Francisco, California
94104.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the Registration
Statement ) under the Securities Act covering the sale of the Shares by the Selling Stockholders from time to time.
This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference.

     1.  Annual Report on Form 10-K for the year ended
October 31, 1994.

     2.  Current Reports on Form 8-K dated November 29,
1994 (as amended by a Form 8-K/A on January 26, 1995),
January 16, 1995, February 17, 1995, and March __, 1995.

     3. The description of the Common Stock set forth in Registration Statement on Form S-4 (File No. 33-56119).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the sale of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Harnischfeger
Industries, Inc., P.O. Box 554, Milwaukee, Wisconsin
53201, Attention:  Corporate Secretary (telephone number
(414) 671-4400).

                     THE COMPANY

     The Company is a holding company for subsidiaries involved in the worldwide manufacture and distribution of:
papermaking machinery (Beloit Corporation); surface mining and material handling equipment (Harnischfeger
Corporation); and underground mining and environmental equipment (Joy Technologies Inc.). On February 15, 1995, the Company closed its sale of Syscon Corporation, thus completing the divestiture of the companies formerly comprising its Systems Group. The Company completed its acquisition of Joy Technologies Inc., a world leader in underground mining equipment and environmental products, in an exchange of common stock on November 29, 1994. The
Company is the direct successor to a business begun over 100 years ago which, through its subsidiaries, manufactures and markets products classified into four industry segments: Papermaking Machinery, Mining Equipment,
Material Handling Equipment, and Environmental.

     The Company s principal executive offices are located at 13400 Bishops Lane, Brookfield, Wisconsin 53005, telephone number (414) 671-4400.


                SELLING STOCKHOLDERS

     The Shares were issued and delivered to the Selling
Stockholders pursuant to a Stock Purchase Agreement (the
 Stock Purchase Agreement ) dated as of September 7, 1994, by and between the Company and Trimark Financial
Corporation.  See  Plan of Distribution.

     The Selling Stockholders have not had any material relationship with the Company within the past three years, other than as an owners of the Company s Common Stock. Of the 2,000,000 Shares offered hereunder, 1,200,000 are held by The Trimark Select Growth Fund and 800,000 are held by
The Trimark Fund.  In addition to the Shares, The Trimark
Select Growth Fund and The Trimark Fund owned 607,000 and
166,100 additional shares of the Company's Common Stock, respectively, as of the date hereof.


                PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale of the Shares offered hereby. The Shares will be sold from time to time by the Selling Stockholders in one or more ordinary brokerage transactions on the New York Stock
Exchange or the Pacific Stock Exchange at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions).

     Pursuant to the Stock Purchase Agreement, the Company agreed to file the Registration Statement of which this Prospectus is a part by March 7, 1995, and to use its best efforts to effect the registration of the Shares under the Securities Act no later than April 15, 1995, and to keep the Registration Statement of which this Prospectus is a part effective until the earlier of (i) the date on which all of the Shares are sold, (ii) the date after September
7, 1996, as of which the Shares held by the Selling
Stockholders represent less than 1% of the Company's Common
Stock then outstanding, and (iii) September 7, 1997.  The
Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act. The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration
Statement under which it is filed. The expenses so payable by the Company are estimated to be approximately $46,000.

       COMMON STOCK PRICE RANGE AND DIVIDENDS

     The Company's Common Stock is traded on the New York
Stock Exchange and the Pacific Stock Exchange under the symbol HPH. As of January 31, 1995, the Company had
47,676,432 shares of Common Stock outstanding, held by approximately 2,350 holders of record. The following table sets forth, for the periods indicated, the high and low sales prices for the Company's Common Stock as reported on the New York Stock Exchange Composite Tape. During the period in the table below, for each fiscal quarter the Company's Board declared and the Company paid a cash dividend of $0.10 per share of Common Stock. On March 6,
1995, the Company's Board declared a cash dividend of $0.10 per share of Common Stock payable on April 7, 1995, to holders of record on March 27, 1995.


                         PRICE RANGE

                      High      Low
1992:
First Calendar Quarter   $22 1/2   $19 1/4
Second Calendar Quarter   22 7/8    19
Third Calendar Quarter    20 3/8    17 3/4
Fourth Calendar Quarter   20 1/8    16 1/8

1993:
First Calendar Quarter    20 7/8    17 1/8
Second Calendar Quarter   21 1/8    17 5/8
Third Calendar Quarter    21 3/8    19 1/8
Fourth Calendar Quarter   25 1/2    19 1/8

1994:
First Calendar Quarter    25 3/4    20 3/4
Second Calendar Quarter   22 3/4    18 1/2
Third Calendar Quarter    26 3/8    19 1/2
Fourth Calendar Quarter   28 3/8    24 1/2

1995:
First Calendar Quarter
(through March 6,
1995)                     28 1/2    26



                    LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by K. Thor Lundgren, its Executive Vice President for Law and Government Affairs.


                       EXPERTS

     The consolidated financial statements of the Company as of October 31, 1994 and 1993 and for each of the three years in the period ended October 31, 1994 incorporated herein by reference to the Current Report on Form 8-K, except as they relate to Joy Technologies Inc., have been audited by Price Waterhouse LLP, independent accountants, and, insofar as they relate to Joy Technologies Inc., by Arthur Andersen LLP, independent accountants. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

  PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the registrant:


SEC Registration Fee............................$18,879.31
NYSE and PSE Listing Fees.......................  1,660.00

Printing Expenses...............................  1,000.00

Accounting Fees and Expenses.................... 16,000.00

Legal Fees and Expenses.........................  5,000.00

Miscellaneous Expenses..........................  3,000.00
                                        ----------
                         Total               $45,539.31
                                        ----------
                                        ----------


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the
State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Section 14 of Article III of the Company's Bylaws provides for indemnification of any director, officer, employee or agent of the registrant, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article 6 of the Company's Certificate of Incorporation eliminates the liability of directors of the registrant under certain circumstances for breaches of fiduciary duty to the Company and its stockholders.

     The registrant is insured against certain liabilities which it may incur by reason of Section 14 of its Bylaws.
In addition, officers and directors are insured, at the expense of the registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.


Item 16.  Exhibits


4(a) Certificate of Incorporation (incorporated by reference to Exhibit 3(a) to the Company's
       Registration Statement on Form S-4, File No. 33-
       8821).

4(b)   Certificate of Designations of Preferred Stock,
       Series D (incorporated by reference to Exhibit
       28.1(b) to the Company's Current Report on Form 8-K dated March 25, 1992).

4(c) Amendment to Certificate of Incorporation of the Company dated November 29, 1994 (incorporated by reference to Exhibit 4.1(c) to Registration
       Statement on Form S-8, File No. 33-57209).

4(d)   Bylaws of the Company.

4(e) Rights Agreement dated as of February 8, 1989 between the Company and the First National Bank of Boston, as Rights Agent, which includes as Exhibit
       A the Certificate of Designations of Preferred
       Stock, Series D, setting forth the terms of the Preferred Stock, Series D; as Exhibit B the form of
       Rights Certificate; and as Exhibit C the Summary of
       Rights to Purchase Preferred Stock, Series D
       (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on February 9, 1989).

5      Opinion and consent of K. Thor Lundgren, Executive
       Vice President for Law and Government Affairs of the Company.

23(a)  Consent of Price Waterhouse LLP.

23(b)  Consent of Arthur Andersen LLP.

23(c)  Consent of K. Thor Lundgren, Executive Vice
       President for Law and Government Affairs of the Company (included in opinion filed as Exhibit 5).

24     Power of Attorney (included in signature page).


Item 17.  Undertakings.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)  To include any Prospectus required by Section
            10(a)(3) of the Securities Act;

       (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
            Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
               Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on March 6, 1995.

                      Harnischfeger Industries, Inc.


                       By:   /s/ Jeffery T. Grade
                                --------------------------
                           Jeffery T. Grade
                           Chairman and Chief

                           Executive Officer


                  POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Jeffery T. Grade and Francis M. Corby, Jr., and each or both of them (with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 *     *     *     *

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed on March 6, 1995, by the following persons in the capacities indicated:

       Signature           Capacity
       ---------           --------
/s/ Jeffery T. Grade
- -----------------------------   Chairman and Chief
Jeffery T. Grade                Executive Officer


/s/ Francis M. Corby, Jr.

- ------------------------------  Executive Vice President
Francis M. Corby, Jr.      for Finance and
                           Administration (Chief
                           Financial Officer)
s/ James C. Benjamin
- ------------------------------  Vice President and
James C. Benjamin               Controller (Chief
                           Accounting Officer)
/s/ Donna M. Alvarado
- ------------------------------  Director
Donna M. Alvarado

/s/ John D. Correnti
- ------------------------------  Director
John D. Correnti


- ------------------------------  Director
Don H. Davis, Jr.

/s/ Harry L. Davis

- ------------------------------  Director
Harry L. Davis

/s/ Robert M. Gerrity
- ------------------------------  Director
Robert M. Gerrity

/s/ Robert B. Hoffman
- ------------------------------  Director
Robert B. Hoffman

/s/ Ralph C. Joynes
- ------------------------------  Director
Ralph C. Joynes

/s/ Herbert V. Kohler, Jr.
- ------------------------------  Director
Herbert V. Kohler, Jr.

/s/ Jean-Pierre Labruyere
- -----------------------------   Director
Jean-Pierre Labruyere

/s/ Robert F. Schnoes
- ------------------------------  Director

Robert F. Schnoes

/s/ Donald Taylor

- ------------------------------  Director
Donald Taylor

                           Exhibit 4(d)

                           3/6/95

                     B Y L A W S
                         OF
           HARNISCHFEGER INDUSTRIES, INC.

                      ARTICLE I
                       OFFICES
                      --------

       The initial registered office of the corporation required by the Delaware General Corporation Law shall be 100 West Tenth Street, City of Wilmington, County of New
Castle, State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

       The principal business office of the corporation shall be located in the Village of Brookfield, County of Waukesha, State of Wisconsin. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
       The registered office of the corporation required by the Wisconsin Business Corporation Law may be, but need not be, the same as its place of business in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                     ARTICLE II
                    STOCKHOLDERS
                     ------------

       SECTION 1.  Annual Meeting.  The annual meeting of
the stockholders shall be held on the second Monday in the month of April in each year, beginning with the year 1996, at the hour of 10:00 o'clock A.M., or at such other hour as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

       SECTION 2.  Special Meeting.  Special meetings of
the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief
Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than eighty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

       SECTION 3.  Place of Meeting.  The Board of
Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.


       SECTION 4.  Notice of Meeting.  Written notice
stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at the stockholder's address as it appears on the records of the corporation, with postage thereon prepaid.

       SECTION 5.  Fixing of Record Date.  For the purpose
of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       SECTION 6.  Voting Lists.  The officer or agent
having charge of the stock ledger of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each; which list, for a period of ten days prior to such meeting, shall be kept at the place where the meeting is to be held, or at another place within the city where the meeting is to be held, which other place shall be specified in the notice of meeting and the list shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or ledger or to vote at any meeting of stockholders. Failure to comply with the requirements of this section will not affect the validity of any action taken at such meeting.


       SECTION 7.  Quorum.  A majority of the shares
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by Delaware law, the Articles of Incorporation, or these Bylaws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

       SECTION 8.  Proxies.  At all meetings of
stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

       SECTION 9.  Voting of Shares. Each outstanding
share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Articles of Incorporation or in the manner therein provided.

       SECTION 10.  Voting of Shares by Certain Holders.
Neither treasury shares nor shares of the corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.

       Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by its President or such other officer as the President may appoint or pursuant to any proxy executed in the name of such corporation by its President or such other officer as the President may appoint in the absence of express written notice filed with the Secretary that such President or other officer has no authority to vote such shares.

       Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors.
Shares standing in the name of a fiduciary may be voted by such fiduciary, either in person or by proxy.

       A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon.

       SECTION 11.  Stockholder Proposals.   No proposal
for a stockholder vote shall be submitted by a stockholder
(a "Stockholder Proposal") to the corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons acting in concert with the Proponent (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the corporation's books (if they so appear),
(iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the corporation to consider the Stockholder
Proposal. As used in this Section, the term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

       The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

       Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the corporation not less than ninety (90) days before the date of the stockholders' meeting if such Stockholder Proposal is to be submitted at an annual stockholders' meeting
(provided, however, that if such annual meeting is called to be held before the date specified in Section 1 hereof, such Stockholder Proposal shall be delivered no later than the close of business on the 15th day following the day on which notice of the date of the annual stockholders' meeting was given). Stockholder Proposals shall be so delivered to the Secretary at the principal executive office of the corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given if the Stockholder Proposal is to be submitted at a special stockholders' meeting.


                     ARTICLE III
                 BOARD OF DIRECTORS
                  ------------------

       SECTION 1.  General Powers.  The business and
affairs of the corporation shall be managed by its Board of Directors.

       SECTION 2.  Number. Tenure and Qualifications.  The
number of directors of the corporation shall be twelve.
Each of the three classes of Directors established by the corporation's Certificate of Incorporation shall consist of four members, subject to modification by resolution of the Board of Directors. Each director shall hold office for the term provided in the Certificate of Incorporation and until such director's successor shall have been elected and qualified, or until such director's earlier death or resignation. No director shall be or be deemed to be removed from office prior to the expiration of such director's term in office by virtue of a reduction in the number of directors. Directors need not be residents of the State of Delaware or stockholders of the corporation.


       SECTION 3.  Annual Meetings.  An annual meeting of
the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Stockholders.

       SECTION 4.  Special Meetings.  Special meetings of
the Board of Directors may be called by or at the request of the Chairman or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

       SECTION 5.  Notice.  Notice of any special meeting
shall be given at least 48 hours previous thereto by written notice delivered personally or mailed to each director at such director's business address, or by telegram. If mailed, such notice shall be deemed to be given when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company.
Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because of the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       SECTION 6.  Quorum.  A majority of the number of
directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

       SECTION 7.  Manner of Acting.  The act of the
majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


       SECTION 8.  Nomination of Directors; Vacancies.
Candidates for director shall be nominated either (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) by nomination at any stockholders' meeting by or on behalf of any stockholder entitled to vote at such meeting provided that written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

       Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office although less than a quorum.

       SECTION 9.  Action by Directors Without a Meeting.
Any action required to be taken at a meeting of directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of the committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

       SECTION 10.  Participation in a Meeting by
Telephone. Members of the Board of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this section 10 shall constitute presence in person at such meeting.


       SECTION 11.  Compensation.  The Board of Directors,
by majority vote of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or to delegate such authority to an appropriate committee. The
Board of Directors also shall have authority to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents and beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation. The
Board of Directors may be paid their expenses, if any, of attendance at each such meeting of the Board.

       SECTION 12.  Presumption of Assent.  A director of
the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting or unless such director files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

       SECTION 13.  Validity of Contracts.  No contract or
other transaction entered into by the corporation shall be affected by the fact that a director or officer of the corporation is in any way interested in or connected with any party to such contract or transaction, or is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the corporation upon such contract or transaction; provided, however, that in any such case (i) the material facts of such interest are known or disclosed to the directors or stockholders and the contract or transaction is authorized or approved in good faith by the stockholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the stockholders, or by the Board of Directors, or by a committee thereof.

       SECTION 14.  Indemnification and Insurance.   Each
person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss
(including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators;
provided, however, that, except as provided in the following paragraph, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Section or otherwise. The corporation may, by action of the Board, provide indemnification to an employee or agent of the corporation or to a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the corporation owns fifty percent or more with the same scope and effect as the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board.

       If a claim under the preceding paragraph is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General
Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the corporation.

       The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

       The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

       In the event that any of the provisions of this
Section 14 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

       SECTION 15.  Committees of Directors.  The Board of
Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate committee members, who may replace any absent or disqualified member at any committee meeting. In the absence or disqualification of a committee member, the member or members present at any meeting and not disqualified from voting, whether such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation
(except that a committee may, to the extent authorized in the resolution(s) providing for the issuance of shares of stock adopted by the Board, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger.


 ARTICLE IV
                     OFFICERS
                    ----------

       SECTION 1.  Number.  The officers of the
corporation shall be a Chairman of the Board (who must be a member of the Board of Directors and who also may be an employee of the corporation), a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer and a Controller, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chief Operating Officer and one or more Group
Presidents and may designate one or more of the Vice
Presidents as Executive Vice Presidents or Senior Vice
Presidents. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President.

       SECTION 2.  Election and Term of Office.  The
officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such officer's successor shall have been duly elected or until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

       SECTION 3.  Removal.  Any officer or agent elected
or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

       SECTION 4.  Vacancies.  A vacancy in any office
because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

       SECTION 5.  Chairman of the Board.  The Chairman of
the Board shall preside at all meetings of the Board of Directors and stockholders.

       SECTION 6.  Chief Executive Officer.  The Chief
Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation, and establish current and long-range objectives, plans and policies. The
Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the Chief Executive Officer shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive
Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President, an Executive Vice President,
Senior Vice President, or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in the Chief Executive Officer's place and stead. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief
Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief
Executive Officer shall, when present, preside at all meetings of the stockholders and the Board of Directors.

       SECTION 7.  President.  The President shall direct,
administer and coordinate the activities of the corporation in accordance with policies, goals and objectives established by the Chief Executive Officer and the Board of Directors. The President shall also assist the Chief
Executive Officer in the development of corporate policies and goals. In the absence of both the Chairman of the Board and the Chief Executive Officer, the President shall, when present, preside at all meetings of the stockholders and the Board of Directors.

       SECTION 8.  The Chief Operating Officer, Group
Presidents and the Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, the Chief Operating Officer, the Group Presidents and the Executive Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election (or in the event there be no Chief Operating
Officer, Group Presidents or Executive Vice Presidents or they are incapable of acting, the Senior Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may designate certain Vice Presidents as being in charge of designated divisions, plants, or functions of the corporation's business and add appropriate description to their title. Any Chief Operating Officer, Group President or Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to such Chief Operating
Officer, Group President or Vice President by the Chief
Executive Officer or by the Board of Directors.

       SECTION 9.  The Secretary.  The Secretary shall:
(a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chief Executive Officer, President, or any Vice
President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.

       SECTION 10.  The Treasurer.  The Treasurer shall
give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer or by the Board of Directors.

       SECTION 11.  The Controller.  The Controller shall:
(a) keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation; and (b) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to the Controller by the Chief Executive Officer or by the Board of Directors.

       SECTION 12.  Assistant Secretaries and Assistant
Treasurers. The Assistant Secretaries may sign with the President, or any Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.
Assistant Treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.
The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

       SECTION 13.  Salaries.  The salaries of the
officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                      ARTICLE V
                APPOINTED EXECUTIVES
                 --------------------

       SECTION 1.  Vice Presidents.  The Chief Executive
Officer may appoint, from time to time, as the Chief
Executive Officer may see fit, and fix the compensation of, one or more Vice Presidents whose title will include words describing the function of such Vice President's office and the group, division or other unit of the Company in which such Vice President's office is located. Each of such appointed Vice Presidents shall hold office during the pleasure of the Chief Executive Officer, shall perform such duties as the Chief Executive Officer may assign, and shall exercise the authority set forth in the Chief Executive
Officer's letter appointing such Vice President.

       SECTION 2.  Assistants.  The Chief Executive
Officer may appoint, from time to time, as the Chief
Executive Officer may see fit, and fix the compensation of, one or more Assistants to the Chairman, one or more
Assistants to the President, and one or more Assistants to the Vice Presidents, each of whom shall hold office during the pleasure of the Chief Executive Officer, and shall perform such duties as the Chief Executive Officer may assign.

                     ARTICLE VI
        CONTRACTS, LOANS, CHECKS AND DEPOSITS
          -------------------------------------

       SECTION 1.  Contracts.  The Board of Directors may
authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

       SECTION 2.  Loans.  No loans shall be contracted on
behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

       SECTION 3.  Checks, Drafts, etc.  All checks,
drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

       SECTION 4.  Deposits.  All funds of the corporation
not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                     ARTICLE VII
      CERTIFICATE FOR SHARES AND THEIR TRANSFER
        -----------------------------------------

       SECTION 1.  Certificates for Shares.  Certificates
representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.
Such certificates shall be signed by the Chief Executive
Officer, President, or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the corporation.

       All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

       SECTION 2.  Transfer of Shares.  Transfer of shares
of the corporation shall be made only on the stock ledger of the corporation by the holder of record thereof or by such person's legal representative, who shall, if so required, furnish proper evidence of authority to transfer, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                    ARTICLE VIII
                     FISCAL YEAR
                    ------------

            The fiscal year of the corporation shall begin on the first day of November and end on the thirty-first day of October in each year.


                     ARTICLE IX
                      DIVIDENDS
                     ----------

            The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Articles of Incorporation.


                      ARTICLE X
                        SEAL
                     ----------

            The Board of Directors shall provide a
corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".


                     ARTICLE XI
                  WAIVER OF NOTICE
                  ----------------

            Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time by the person or persons entitled to such notice of the meeting, shall be deemed equivalent to the giving of such notice.


                     ARTICLE XII
                     AMENDMENTS
                     -----------

            These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting thereof only with the affirmative vote of at least 80% of the total number of Directors.



                                Exhibit 5
March 7, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       RE:  Harnischfeger Industries, Inc.
            Registration Statement on S-3

Ladies and Gentlemen:

       I have acted as counsel to Harnischfeger
Industries, Inc. ("HII" or the "Company") in connection with the preparation of a Registration Statement on Form S-
3 (the "Registration Statement") pertaining to an offering of up to 2,000,000 shares of the Company's common stock, $1.00 par value (the "Shares").

       I am familiar with the corporate proceedings to date with respect to the proposed sale of the Shares and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

       In rendering the opinions expressed below, I have assumed, without independent investigation, that:

       (a)  the signatures of persons signing all
documents in connection with which my opinion is rendered are genuine and authorized;

       (b) all documents submitted to me as originals or as duplicate originals are authentic;

       (c) all documents submitted to me as copies, whether certified or not, conform to the authentic original documents which such copies purport to represent; and

       (d) except in the case of the Company, all parties to the documents reviewed by me have full power and authority to execute, deliver and perform thereunder and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary corporate and other action on the part of such parties, have been duly executed by or on behalf of such parties and have been duly delivered by such parties.

       Based on the foregoing, I am of the opinion that:

       (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.


       (b) The Shares are validly issued, fully paid and non-assessable, except as described in paragraph (c) below.

       (c) Under the Wisconsin Business Corporation Law, as interpreted by a decision of the Supreme Court of Wisconsin, holders of the Shares, as stockholders of a corporation which is qualified to do business and has its principal place of business in Wisconsin, shall in certain circumstances be personally liable to the employees of the Company in an amount equal to the consideration paid for the Shares owned by such stockholders for all debts owing to such employees for services performed for the Company, but not exceeding six months service in any one case.

       I wish to advise you that the Registration
Statement has not yet become effective as of the writing of this letter.

       I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to this opinion under the section entitled "Legal
Matters" in the Prospectus contained in the Registration
Statement.

       I do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares. I render no opinion as to the laws of any jurisdiction other than the law of the State of Wisconsin, the United States of America and the internal corporate law of the State of Delaware.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, or otherwise relied upon for any other purpose.

Very truly yours,



K. Thor Lundgren
Executive Vice President for Law and
Government Affairs and General Counsel
Harnischfeger Industries, Inc.



                                Exhibit 23(a)

         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 5, 1994, which appears on page __ of the Current Report on Form 8-K dated
March __, 1995. We also consent to the incorporation by reference of our report on the Financial Statement
Schedule, which appears on page __ of such Current Report on Form 8-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
March __, 1995



                                Exhibit 23(b)

      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement File No. ________ of our reports dated March 25, 1994 included (or incorporated by reference) in Joy Technologies Inc.'s Form 10-K for the year ended February 25, 1994 and to all references to our Firm included in this registration statement.


Pittsburgh, Pennsylvania
March __, 1995



March 7, 1995

VIA ELECTRONIC FILING


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       RE:  Harnischfeger Industries, Inc.
            Registration Statement on S-3
            -----------------------------

Ladies and Gentlemen:

       Pursuant to Section 6(a) of the Securities Act of
1933, as amended, and in accordance with Regulation S-T, concurrently herewith Harnischfeger Industries, Inc. (the
"Company") is electronically filing with the Securities and Exchange Commission (the "Commission") its registration statement on Form S-3 ("Registration Statement"). The
Company has previously sent a wire transfer to the account of the Commission in the amount of $18,879.31 representing the applicable filing fee in connection with the Registration Statement.

       The Registration Statement relates to 2,000,000 shares of the Company's Common Stock, par value $1.00 per share, purchased from the Company by The Trimark Select
Growth Fund and The Trimark Fund as described in the Registration Statement.

       Please note that restated financial statements prepared in accordance with Regulation S-X where one or more business combinations accounted for by the pooling of interest method of accounting have been consummated subsequent to the most recent fiscal year are incorporated into the Registration Statement by reference to a Form 8-K to be filed by the Company in the next few days as required by Item 11(b)(iii) on Form S-3.

       Any communications with respect to the Registration
Statement should be made to K. Thor Lundgren, Executive
Vice President for Law and Government Affairs of the
Company at (414)797-6844, to Robert S. Osborne of Kirkland
& Ellis (312)861-2368 or me at (414)797-6435.

Very truly yours,

/s/ Eric B. Fonstad

Eric B. Fonstad
Senior Corporate Counsel
and Assistant Secretary

cc:    K. Thor Lundgren
       Robert S. Osborne